UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 15, 2011

Popular, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-34084	66-0667416
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

209 Munoz Rivera Ave., Popular Center Building , Hato Rey , Puerto Rico		00918
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-765-9800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2011, Popular, Inc. (the "Corporation") entered into an agreement (the "Agreement") with Amílcar Jordán, former Executive Vice President for the Corporate Risk Management Group, whose employment with the Corporation was terminated effective September 1, 2011, setting forth the statutory severance payment of $1,034,929.62 that Mr. Jordán is entitled to receive upon termination of his employment, based on his twenty-four years of service pursuant to Puerto Rico’s mandatory severance statute, Law 80 of May 30, 1976. In addition, the Agreement sets forth the amount of Mr. Jordán’s vested equity-based awards that were previously granted under an equity-based award plan maintained by the Corporation, includes certain waivers, acknowledgments and obligations of Mr. Jordán, and provides for the payment of Mr. Jordán’s attorney’s fees. The foregoing description of the Agreement is a summary and is qualified in its entirety by reference to the full text of the Agreement, which is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

99.1 Agreement between Popular, Inc. and Amílcar Jordán, dated August 15, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Popular, Inc.

August 17, 2011	By:	/s/ Ileana Gonzalez

Name: Ileana Gonzalez
Title: Senior Vice President and Comptroller

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Exhibit Index

Exhibit No.	Description

99.1	Agreement between Popular Inc. and Amílcar Jordán, dated August 15, 2011.